                                                                    EXHIBIT 2.02





                                  GRANGES INC.

                                    - and -

                        MONTREAL TRUST COMPANY OF CANADA





                         _____________________________

                           SPECIAL WARRANT INDENTURE

                           Providing for the Issue of
                           2,047,938 Special Warrants
                         _____________________________





                                  June 7, 1996





                                  LADNER DOWNS

                              TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
ARTICLE ONE
                                                      Interpretation  . . . . . . . . . . . . . . . . . . . . . . . .   2

  1.1     Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  1.2     Words Importing the Singular and Gender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  1.3     Interpretation Not Affected by Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  1.4     Day Not a Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  1.5     Time of the Essence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  1.6     Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  1.7     Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  1.8     English Language  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  1.9     Meaning of "outstanding" for Certain Purposes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                       ARTICLE TWO
                                                Issue of Special Warrants   . . . . . . . . . . . . . . . . . . . . .   7

  2.1     Creation and Issue of Special Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  2.2     Special Warrant Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  2.3     Issue in Substitution for Lost Special Warrants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
  2.4     Special Warrantholder not a Shareholder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
  2.5     Special Warrants to Rank Pari Passu   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
  2.6     Signing of Special Warrant Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
  2.7     Certification by the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                                      ARTICLE THREE
                                        Exchange and Ownership of Special Warrants  . . . . . . . . . . . . . . . . .   9

  3.1     Exchange of Special Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
  3.2     Registration of Special Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
  3.3     Special Warrants Not Transferable   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                       ARTICLE FOUR
                                               Exercise of Special Warrants . . . . . . . . . . . . . . . . . . . . .  11

  4.1     Exercise During Exercise Period   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
  4.2     Notice of Final Receipt Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
  4.3     Notice of Exercise Period   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
  4.4     Method of Exercise of Special Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
  4.5     Effect of Exercise of Special Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
  4.6     Partial Exercise of Special Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
  4.7     No Fractional Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
  4.8     Expiration of Special Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
  4.9     Deemed Exercise of Special Warrants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
  4.10    Accounting and Recording  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
  4.11    Cancellation of Surrendered Special Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
  4.12    Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                       ARTICLE FIVE
                                                   Rights and Covenants . . . . . . . . . . . . . . . . . . . . . . .  14

  5.1     General Covenants of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
  5.2     Trustee's Remuneration and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  5.3     Performance of Covenants by Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
  5.4     Rescission Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16


                                                       ARTICLE SIX
                                                       Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . .  17

  6.1     Suits by Special Warrantholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
  6.2     Immunity of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
  6.3     Limitation of Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                      ARTICLE SEVEN
                                           Powers of the Special Warrantholder  . . . . . . . . . . . . . . . . . . .  17

  7.1     Powers Exercisable by the Special Warrantholder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
  7.2     Powers Cumulative   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  7.3     Record of Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  7.4     Binding Effect of Notices upon Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                      ARTICLE EIGHT
                                     Supplemental Indentures and Successor Companies  . . . . . . . . . . . . . . . .  19

  8.1     Provision for Supplemental
          Indentures for Certain Purposes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  8.2     Successor Companies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                       ARTICLE NINE
                                                  Concerning the Trustee  . . . . . . . . . . . . . . . . . . . . . .  20

  9.1     Trust Indenture Legislation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
  9.2     Rights and Duties of Trustee    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
  9.3     Evidence, Experts and Advisers    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
  9.4     Securities, Documents and Monies Held by Trustee    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
  9.5     Action by Trustee to Protect Interests    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
  9.6     Trustee not Required to Give Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  9.7     Protection of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  9.8     Replacement of Trustee    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
  9.9     Conflict of Interest    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
  9.10    Acceptance of Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
  9.11    Trustee not to be Appointed Receiver    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
  9.12    Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                       ARTICLE TEN
                                                         General  . . . . . . . . . . . . . . . . . . . . . . . . . .  26

  10.1    Notice to Company and Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
  10.2    Notice to Special Warrantholder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  10.3    Satisfaction and Discharge of Indenture   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  10.4    Sole Benefit of Parties and Special Warrantholders    . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
  10.5    Discretion of Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
  10.6    Counterparts and Formal Date    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                 THIS SPECIAL WARRANT INDENTURE is dated as of June 7, 1996,


BETWEEN:

                 GRANGES INC., a company incorporated under the laws of the Province of British Columbia, having its head office at Suite 3000, 370 Seventeenth Street, Denver, Colorado, U.S.A., 80202

                 (the "Company")

AND:

                 MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, having an office at 510 Burrard Street, Vancouver, British Columbia, Canada, V6C 3B9

                 (the "Trustee").

                 WHEREAS:

A. The Company proposes to create and issue 2,047,938 Special Warrants exercisable by the Special Warrantholder on the terms hereinafter set forth for the acquisition of Class A Common Share Purchase Warrants and Class B Common Share Purchase Warrants which are exercisable for the acquisition of common shares in the capital of the Company;

B. The Company is duly authorized to create and issue the Special Warrants to be issued as herein provided;

C. All things necessary have been done and performed to make the Special Warrants, when certified by the Trustee and issued and delivered as in this Indenture provided, legal, valid and binding upon the Company with the benefits of and subject to the terms of this Indenture;

D. The Trustee has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of the Special Warrantholder pursuant to this Indenture;

                 NOW THEREFORE THIS INDENTURE WITNESSES that in consideration of the premises and the covenants of the parties, the Company hereby appoints the Trustee as trustee for the Special Warrantholder, to hold all rights, interests and benefits contained herein for and on behalf of the Special Warrantholder and it is hereby agreed and declared as follows:

                                  ARTICLE ONE

                                 Interpretation

D.1              Definitions

                 In this Indenture and in the recitals and schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following phrases and words shall have the following meanings:

         (a) "Applicable Legislation" means the provisions of any statute of Canada or a province thereof, and the regulations under any such statute, relating to trust indentures or the rights, duties or obligations of corporations and trustees under trust indentures as are from time to time in force and applicable to this Indenture;

         (b) "A Warrants" means the non-transferable Class "A" common share purchase warrants authorized to be created by the Company and issued and certified pursuant to the Warrant Indenture and entitling the holder thereof, subject to adjustment in accordance with the terms of the Warrant Indenture, to receive one Share on the Class A Warrant Exercise Date (as defined in the Warrant Indenture) in partial consideration for the purchase by the Company from L.B. Mining Co. of all of the issued and outstanding stock in the Venezuelan Subsidiaries (as defined in the Option Agreement);

         (c) "B Warrants" means the non-transferable Class "B" common share purchase warrants authorized to be created by the Company and issued and certified pursuant to the Warrant Indenture and entitling the holder thereof at its election, subject to adjustment in accordance with the terms of the Warrant Indenture, to acquire at any time during the Class B Warrant Exercise Period (as defined in the Warrant Indenture) one Share in partial payment by the Company to L.B. Mining Co. of the Excess Reserves Payment (as defined in the Warrant Indenture) in accordance with the Purchase Agreement;

         (d)     "board" means the Board of Directors of the Company;

         (e) "business day" means a day that is not a Saturday, Sunday, or civic or statutory holiday in the City of Vancouver, British Columbia;

         (f) "Company" means Granges Inc. and its lawful successors from time to time as provided for in section 8.2;

         (g) "Company's auditors" means the firm of chartered accountants duly appointed as auditors of the Company from time to time;

         (h) "counsel" means a barrister or solicitor (who may be an employee of the Company) or a firm of barristers and solicitors (who may be counsel for the Company) in both cases acceptable to the Trustee;

         (i) "director" means a director of the Company for the time being, and reference without more to action by the directors means action by the directors of the Company as a board or, whenever duly empowered, action by an executive committee of the board, in each case by resolution duly passed;

         (j) "Exchange Right" means the right to acquire Warrants upon due exercise of the rights attached to the Special Warrants as herein provided;

         (k) "Exercise Date" with respect to any Special Warrant means the earlier of:

                               (i)         the date on which the Special
                                           Warrant Certificate evidencing such
                                           Special Warrant is duly surrendered
                                           in accordance with the provisions of
                                           section 4.4; and

                               (ii) the date of deemed exercise of the Special Warrants pursuant to section 4.9;

         (l) "Exercise Period" means the period commencing on the date hereof and ending at 4:30 p.m. (local time) on the fifth business day after the earlier of:

                               (i)         the Final Receipt Date; and

                               (ii) June 7, 1997, or such later date as the Company and the Special
                                           Warrantholder may agree to in
                                           writing;

         (m) "Final Prospectus" means the final version of the prospectus to be filed with each of the Securities Commissions relating to the distribution of the Warrants issuable to the holders of the Special Warrants upon exercise of the Special Warrants and includes any amendments or supplements thereto;

         (n) "Final Receipt Date" means the day on which a receipt is issued for the Final Prospectus by the last of the Securities Commissions to do so under the applicable Securities Laws of the Provinces;

         (o) "Option Agreement" means the exploration and purchase option agreement dated as of June 7, 1996 between L.B. Mining Co. and the Company;

         (p) "person" means an individual, a corporation, a partnership, a trust or any unincorporated organization, and words importing persons have a similar meaning;

         (q) "Provinces" means the provinces of British Columbia and Ontario;

         (r) "Purchase Agreement" means the stock purchase agreement to be entered into between L.B. Mining Co. and the Company in accordance with, and in the form attached as Exhibit D to, the Option Agreement;

         (s) "Registrar" means a registrar, from time to time, of the Special Warrants appointed pursuant to subsection 3.2(1);

         (t) "Securities Commissions" means, collectively, the securities commission or other securities regulatory authority under the applicable Securities Laws of each of the Provinces;

         (u) "Securities Laws" means, collectively, the applicable securities laws of each of the Provinces and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, notices, blanket orders and rulings of the Securities Commissions;

         (v) "Shares" means fully paid and non-assessable common shares without par value in the capital of the Company;

         (w) "shareholder" means an owner of record of one or more Shares or shares of any other class or series of the Company;

         (x)     "Special Warrantholder" or "holder" means L.B. Mining Co.;

         (y) "Special Warrants" means the special warrants authorized to be created by the Company under section 2.1 and issued and certified under this Indenture entitling the Special Warrantholder to acquire Warrants and evidenced by one or more Special Warrant Certificates;

         (z) "Special Warrant Certificate" means a certificate substantially in the form attached as Schedule "A" hereto, or such other form as may be approved under subsection 2.3(1), evidencing Special Warrants and registered in the name of the Special Warrantholder;

         (aa) "Special Warrant Consideration" means the grant to the Company of the exclusive right and option to purchase from L.B. Mining Co., under the terms of the Option Agreement, all of the issued and outstanding stock in the Venezuelan Subsidiaries (as defined in the Option Agreement), which grant is consideration for the issuance and delivery of the Special Warrants by the Company to L.B. Mining Co. and for certain payments by the Company to L.B. Mining Co. as set forth in the Option Agreement;

         (bb) "subsidiary of the Company" means a corporation, more than 50% of the outstanding voting shares of which are owned, directly or indirectly, other than by way of security only, by the Company or by one or more subsidiaries of the Company; and, as used in this definition, "voting shares" means shares of a class or classes ordinarily entitled to vote for the election of a majority of the directors of a corporation irrespective of whether or not shares of any other class or classes shall have or might have the right to vote for directors by reason of the happening of any contingency;

         (cc) "this Special Warrant Indenture", "this Indenture", "herein" "hereby" and similar expressions mean or refer to this Special Warrant Indenture and any indenture, deed or instrument supplemental or ancillary hereto; and the expressions "Article", "section", "subsection", "paragraph" or "clause" followed by a number or letter mean and refer to the specified Article, section, subsection, paragraph or clause of this Indenture;

         (dd) "trading day" with respect to a stock exchange means a day on which Shares may be traded through the facilities of such stock exchange;

         (ee) "Transfer Agent" means the transfer agent for the time being of the Shares;

         (ff) "Trustee" means Montreal Trust Company of Canada, or any lawful successor thereto in the trusts hereby created including through the operation of section 9.8;

         (gg)    "Warrants" means the "A Warrants" and the "B Warrants";

         (hh)    "Warrantholder" means L.B. Mining Co.;

         (ii) "Warrant Indenture" means the warrant indenture dated the date hereof between the Company and the Trustee, pursuant to which the Warrants will be created and issued, substantially in the form attached as Schedule "B" hereto;

         (jj) "written order of the Company", "written request of the Company", "written consent of the Company" and "certificate of the Company" mean respectively a written order, request, consent and certificate signed in the name of the Company by any one director or officer and may consist of one or more instruments so executed.

D.2              Words Importing the Singular and Gender

                 Words importing the singular include the plural and vice versa and words importing a particular gender include all genders.

D.3              Interpretation Not Affected by Headings

                 The division of this Indenture into Articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

D.4              Day Not a Business Day

                 In the event that any day on which the Exercise Period expires or on or before which any action is required to be taken hereunder is not a business day, then the Exercise Period shall expire on or the action shall be required to be taken on the next succeeding day that is a business day.

D.5              Time of the Essence

                 Time shall be of the essence in all respects in this Indenture, the Special Warrants and the Special Warrant Certificates.

D.6              Currency

                 Except as otherwise stated, all dollar amounts herein are expressed in Canadian dollars.

D.7              Applicable Law

                 This Indenture, the Special Warrants and the Special Warrant Certificates shall be governed by, construed and enforced in accordance with the laws of the Province of British Columbia and shall be treated in all respects as British Columbia contracts.

D.8              English Language

                 The parties hereby confirm that they accept this Indenture as well as notices and certificates relating directly or indirectly to the subject matter hereof as drawn in the English language.

                 Les parties confirment par les presentes qu'elles acceptent la presente convention ainsi que les avis et certificats se rapportant directement ou indirectement a l'objet des presentes tels que rediges en langue anglaise.

D.9              Meaning of "outstanding" for Certain Purposes

                 Except as provided in sections 4.8 and 4.9, every Special Warrant Certificate certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it has been surrendered to the Trustee pursuant to this Indenture, provided however that:

         (a) a Special Warrant that has been partially exercised shall be deemed to be outstanding only to the extent of the unexercised part of the Special Warrants; and

         (b) where a Special Warrant Certificate has been issued in substitution for a Special Warrant Certificate that has been lost, stolen or destroyed, only the latest Special Warrant Certificate issued shall be counted for the purpose of determining the Special Warrants outstanding.


                                  ARTICLE TWO

                           Issue of Special Warrants

D.10             Creation and Issue of Special Warrants

                 A total of 2,047,938 Special Warrants, each entitling the holder thereof to acquire from the Company on exercise thereof, subject to the conditions in Article Four, one A Warrant and 1.2349792 B Warrants, are hereby authorized to be created and issued by the Company and the Special Warrant Certificate shall be executed by the Company and certified by or on behalf of the Trustee and delivered by the Trustee to the Special Warrantholder.

D.11             Special Warrant Certificate

         .1       Special Warrants shall be issued in registered form only and shall be evidenced only by a Special Warrant Certificate, which shall be substantially in the form attached as Schedule A hereto, with such additions, variations or omissions as may be permitted by the provisions of this Indenture or may from time to time be agreed upon between the Company and the Trustee, shall be dated as of the date hereof (regardless of their actual dates of issue), shall bear such legends and distinguishing letters and numbers as the Company shall, with the approval of the Trustee, prescribe, shall be issuable in any denomination excluding fractions, and shall bear the additional legend set forth under subsection 2.2(2).

         .2      Each Special Warrant Certificate and all certificates issued in exchange therefor or in substitution thereof will bear a legend to the following effect:

                 "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS

                 AMENDED. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED."

D.12             Issue in Substitution for Lost Special Warrants

         .1      If a Special Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Company shall issue and thereupon the Trustee shall countersign or certify and deliver a new Special Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender of and in place of and upon cancellation of the mutilated Special Warrant Certificate or in lieu of and in substitution for the lost, destroyed or stolen Special Warrant Certificate and the substituted Special Warrant Certificate shall be in a form approved by the Trustee and shall be entitled to the benefit hereof, rank equally in accordance with its terms with all other Special Warrant Certificates issued or to be issued hereunder and will bear the same legend as the Special Warrant Certificate being replaced.

         .2      The applicant for the issue of a new Special Warrant
Certificate pursuant to this section 2.3 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Company and to the Trustee in their discretion, and if required, furnish an indemnity in amount and form satisfactory to them in their discretion, and pay the reasonable charges of the Company and the Trustee in connection therewith.

D.13             Special Warrantholder not a Shareholder

                 Nothing in this Indenture or in the holding of a Special Warrant evidenced by a Special Warrant Certificate, or otherwise, shall be construed as conferring upon the Special Warrantholder any right or interest whatsoever as a shareholder of the Company, including but not limited to the right to vote at, to receive notice of, or to attend meetings of shareholders or any other proceedings of the Company or the right to receive any dividend and other distribution.

D.14             Special Warrants to Rank Pari Passu

                 Except as otherwise provided herein, a Special Warrant shall rank pari passu with all other Special Warrants issued under this Indenture, whatever may be the actual date of issue of the Special Warrant Certificates that evidence them.

D.15             Signing of Special Warrant Certificates

                 The Special Warrant Certificate shall be signed by two of the directors or officers of the Company and need not be under the seal of the Company. The signatures of any of these directors or officers may be mechanically reproduced in facsimile and Special Warrant Certificates bearing those facsimile signatures shall be binding upon the Company as if they had been manually signed by the directors or officers. Notwithstanding that any of the persons whose manual or facsimile signature appears on any Special Warrant Certificate as an officer or director may no longer hold office at the date of the Special Warrant Certificate or at the date of certification or delivery thereof, any Special Warrant Certificate signed as aforesaid shall, subject to section 2.7, be valid and binding upon the Company.

D.16             Certification by the Trustee

         .1      The Trustee shall certify Special Warrant Certificates upon the written direction of the Company. No Special Warrant Certificate shall be issued or, if issued, shall be valid or entitle the holder to the benefit hereof until it has been certified by manual signature by or on behalf of the Trustee substantially in the form approved by the Company and the Trustee and the certification by the Trustee upon any Special Warrant Certificate shall be conclusive evidence as against the Company that the Special Warrant Certificate so certified has been duly issued hereunder and that the holder is entitled to the attributes and characteristics of the Special Warrants provided for in this Indenture.

         .2      The certification of the Trustee on Special Warrant
Certificates issued hereunder shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Special Warrant Certificates (except the due certification thereof) and the Trustee shall in no respect be liable or answerable for the use made of the Special Warrants or the Special Warrant Certificates or any of them or of the consideration therefor, except as otherwise specified herein.


                                 ARTICLE THREE

                   Exchange and Ownership of Special Warrants

D.17             Exchange of Special Warrants

         .1      Upon the request of the Special Warrantholder one or more
Special Warrant Certificates may, upon compliance with the reasonable requirements of the Trustee, be exchanged for one or more Special Warrant Certificates of different denominations evidencing, in the aggregate, the same number of Special Warrants as the Special Warrant Certificate or Special Warrant Certificates being exchanged and shall bear the same legends as the Special Warrant Certificates being exchanged.

         .2       Special Warrant Certificates may be exchanged only at the
principal transfer offices of the Trustee in the city of Vancouver or at any other place that is designated by the Company with the approval of the Trustee. Any Special Warrant

Certificates tendered for exchange shall be surrendered to the Trustee or to its agent and, upon issuance of new Special Warrants in exchange therefor, cancelled. The Company shall sign all Special Warrant Certificates necessary to carry out exchanges as aforesaid and those Special Warrant Certificates shall be certified by or on behalf of the Trustee.

D.18             Registration of Special Warrants

         .1      The Company hereby appoints the Trustee as Registrar of the
Special Warrants. The Company may hereafter, with the consent of the Trustee, appoint one or more other additional Registrars of the Special Warrants.

         .2      The Company shall cause a register to be kept by the Trustee, and the Trustee agrees to maintain such a register, at its principal transfer office in the City of Vancouver, in which shall be entered the name and address of the Special Warrantholder and other particulars of the Special Warrants held by such holder and a register of all exercises of Special Warrants and the date and other particulars of each exercise. Such registration shall be noted on the Special Warrant Certificates by the Trustee or other Registrar duly appointed pursuant to subsection 3.2(1).

         .3      The register referred to in this section 3.2 shall at all
reasonable times be open for inspection by the Company, by the Trustee and by the Special Warrantholder.

         .4      Except as required by law, neither the Trustee nor any other
Registrar duly appointed pursuant to subsection 3.2(1) nor the Company shall be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Special Warrant.

         .5      The register required to be kept at the city of Vancouver
shall not be closed at any time.

         .6      The Trustee and every Registrar duly appointed pursuant to subsection 3.2(1) shall from time to time, when requested so to do by the Company, by the Trustee or by the Special Warrantholder, furnish the Company, the Trustee or, upon payment by the Special Warrantholder of a reasonable fee, the Special Warrantholder, as the case may be, with a list of the number of Special Warrants held by the Special Warrantholder.

D.19             Special Warrants Not Transferable

                 The Special Warrants authorized to be created by the Company under section 2.1 and issued under this Indenture are not transferable by the holder thereof.

                                  ARTICLE FOUR

                          Exercise of Special Warrants

D.20             Exercise During Exercise Period

                 The Special Warrantholder may exercise the Special Warrants represented by a Special Warrant Certificate at any time and from time to time in whole or in part during the Exercise Period. Any such exercise, or any deemed exercise pursuant to section 4.9, shall be subject to the holder providing such assurances and executing such documents as may, in the reasonable opinion of the Company or the Trustee, be required to ensure compliance with applicable securities legislation.

D.21             Notice of Final Receipt Date

                 If the Final Receipt Date occurs on or before June 7, 1997, the Company shall forthwith give notice of such occurrence, together with copies of the receipts for the Final Prospectus, to the Trustee.

D.22             Notice of Exercise Period

                 Upon receipt by the Trustee of the notice referred to in
section 4.2, or if the Trustee has not received the notice referred to in section 4.2 on or before June 7, 1997, the Trustee shall forthwith give notice to the Special Warrantholder specifying the duration and expiry of the Exercise Period.

D.23             Method of Exercise of Special Warrants

         .1      The Special Warrantholder may, during the Exercise Period, exercise the right thereby conferred to acquire Warrants by surrendering to the Trustee at its principal transfer office in the City of Vancouver or at any other place or places that may be designated by the Company with the approval of the Trustee, a Special Warrant Certificate or Special Warrant Certificates representing the Special Warrants held by the holder, together with a duly completed and executed exercise form in the form set out in Schedule B. Except as provided in section 4.9, the Special Warrants shall only be deemed to have been surrendered upon personal delivery thereof to, or if sent by mail or other means of transmission upon actual receipt thereof by, the Trustee at one of the offices specified in this section. Any such exercise, or any deemed exercise pursuant to section 4.9, shall be subject to the holder providing such assurances and executing such documents as may, in the reasonable opinion of the Company or the Trustee, be required to ensure compliance with all applicable securities legislation.

         .2      Any exercise form referred to in subsection 4.4(1) shall be signed by the Special Warrantholder or the Special Warrantholder's executors or administrators or other legal representatives or an attorney of the Special Warrantholder duly appointed by an instrument in writing satisfactory to the Trustee. The exercise form attached to the Special Warrant Certificate shall specify the number of Special Warrants being exercised.

         .3      If, at the time of exercise of the Special Warrants, there remain restrictions on resale under applicable securities legislation on the Warrants acquired, the Company may, on the advice of counsel, endorse the certificates representing the Shares with respect to those restrictions.

D.24             Effect of Exercise of Special Warrants

         .1      Upon exercise of the Special Warrants in accordance with
section 4.4 or 4.9, and subject to sections 4.6 and 4.7, the holder of the Special Warrants shall be entitled without further payment therefor to receive from the Company:

         (a)     one A Warrant for each Special Warrant exercised; and

         (b)     1.2349792 B Warrants for each Special Warrant exercised,

and the Trustee shall cause the holder thereof to be entered forthwith on its register of Warrantholders in accordance with the Warrant Indenture as the holder of such Warrants and the Warrants so acquired shall be deemed to have been issued, and the Special Warrantholder shall be deemed to have become the holder of record of the Warrants on the Exercise Date.

         .2      Upon the due exercise of the Special Warrants as aforesaid, the Company shall, without charge therefor, forthwith cause to be delivered to the Trustee as agent for the Special Warrantholder, certificates for the appropriate number of Warrants that the Special Warrantholder is entitled to and has elected to acquire pursuant to the Special Warrants exercised. Upon receipt by the Trustee of such certificates the Trustee shall cause such certificates to be delivered forthwith in accordance with the written delivery instructions of the holder, or in the absence of such instructions, by registered mail without charge therefor, to the Special Warrantholder and, if the Final Receipt Date has occurred, a copy of the Final Prospectus, unless a copy thereof has previously been given by the Company to the Special Warrantholder.

D.25             Partial Exercise of Special Warrants

                 Except as provided for in section 4.9, the Special Warrantholder may exercise any number of Special Warrants up to the aggregate number of Special Warrants represented by the Special Warrant Certificates surrendered. In the event of any exercise of a number of Special Warrants less then the number which the holder is entitled to exercise, the holder of the Special Warrants upon such exercise shall be entitled to receive, without charge therefor, a new Special Warrant Certificate in respect of the balance of the Special Warrants represented by the surrendered Special Warrant Certificate and which were not then exercised and the Trustee shall issue a new Special Warrant Certificate upon surrender of such Special Warrant Certificate, if satisfied that the new Special Warrant Certificate is properly issuable.

D.26             No Fractional Warrants

                 Notwithstanding anything herein contained, the Company shall not be obliged to issue any fractional Warrants or to distribute certificates which evidence fractional Warrants upon the exercise of one or more Special Warrants. To the extent that the holder of one or more Special Warrants would otherwise have been entitled to receive on the exercise or partial exercise thereof a fraction of a Warrant that holder may exercise that right in respect of the fraction only in combination with other Special Warrants that in the aggregate entitle the holder to purchase a whole number of Warrants. If not so exercised, the Company shall not pay any amounts to the holder in satisfaction of the right to otherwise have received a fraction of a Warrant.

D.27             Expiration of Special Warrants

                 After the expiry of the Exercise Period, all rights under any Special Warrant in respect of which the Exchange Right shall not theretofore have been exercised shall, subject to section 4.9, wholly cease and terminate and the Special Warrant Certificate thereof shall be void and of no effect.

D.28             Deemed Exercise of Special Warrants

                 If, immediately prior to the expiry of the Exercise Period, any Special Warrants have not been exercised by the holder thereof, such Special Warrants shall be deemed to have been then exercised and surrendered by the holder without any further action on the part of the holder.

D.29             Accounting and Recording

                 The Trustee shall record the particulars of the Special Warrants exercised and, within three business days of each Exercise Date, the Trustee shall provide those particulars in writing to the Company.

D.30             Cancellation of Surrendered Special Warrants

                 All Special Warrant Certificates surrendered to the Trustee shall be cancelled by the Trustee and, upon request therefor of the Company, the Trustee shall furnish the Company with a certificate identifying the Special Warrant Certificates so cancelled and the number of Warrants which have been issued pursuant to each.

D.31             Legend

                 All certificates representing the Warrants and all certificates issued in exchange therefor or in substitution thereof will bear a legend to the following effect:

                 "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES

                 SECURITIES ACT OF 1933, AS AMENDED, THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED."


                                  ARTICLE FIVE

                              Rights and Covenants


D.32             General Covenants of the Company

                 The Company covenants with the Trustee that so long as any Special Warrants remain outstanding and may be exercised for Warrants:

         .1      The Company will at all times maintain its existence; carry on and conduct its business in a prudent manner in accordance with industry standards and good business practice; keep or cause to be kept proper books of account in accordance with applicable law; and, if and whenever required in writing by the Trustee, file with the Trustee copies of all annual financial statements of the Company furnished to its shareholders during the term of this Indenture.

         .2      The Company shall maintain the listing of the Shares on The
Toronto Stock Exchange and will take all steps necessary to ensure that the Shares issuable upon exercise of the Warrants will be listed and posted for trading on The Toronto Stock Exchange upon their issue.

         .3      The Company will reserve and keep available a sufficient
number of Shares for issuance upon the exercise of the Warrants.

         .4      The Company will cause the Warrants to be issued upon the due exercise of the Special Warrants in the manner herein provided to be duly issued in accordance with the Warrant Indenture.

         .5      The Company will cause the certificates representing the
Warrants from time to time to be acquired upon exercise of the Special Warrants in the manner herein provided to be duly issued and delivered in accordance with the Warrant Indenture.

         .6      The Company will use its best efforts to maintain its status as a "reporting issuer" not in default of the requirements of the Securities Laws for a period of at least one year from the date hereof.

         .7      As expeditiously as reasonably practicable, the Company shall prepare and file under the Securities Laws a preliminary prospectus and other documents required to be filed therewith relating to the proposed distribution of Warrants to the Special Warrantholder upon the exercise of the Special Warrants.

         .8      The Company will use its reasonable best efforts to resolve any comments on the preliminary prospectus by the Securities Commissions and to prepare and file under the Securities Laws the Final Prospectus and other related documents required to be filed therewith and to take all other steps and proceedings that may be necessary in order to qualify the Warrants to be issued upon exercise of the Special Warrants for distribution in each of the Provinces through registrants who comply with the relevant provisions of applicable Securities Laws.

         .9      The Company shall use its reasonable best efforts to ensure that the Final Receipt Date occurs on or before July 24, 1996.

         .10     The Company will enter into the Warrant Indenture on the date hereof and will perform its obligations thereunder.

         .11     Generally, the Company will well and truly perform and carry out all the acts or things to be done by it as provided in this Indenture.

D.33             Trustee's Remuneration and Expenses

         .1      The Company covenants that it will pay to the Trustee from time to time such reasonable remuneration for its services hereunder as may be agreed upon between the Company and the Trustee and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under the trusts hereof shall be finally and fully performed, except any expense, disbursement or advance as may arise from the negligence, wilful misconduct or bad faith of the Trustee or of persons for whom the Trustee is responsible.

D.34             Performance of Covenants by Trustee

                 If the Company shall fail to perform any of its covenants and obligations contained in this Indenture, the Trustee may notify the Special Warrantholder of the failure on the part of the Company or may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Special Warrantholder. All sums expended or advanced by the Trustee in so doing shall be repayable as provided in section 5.2. No performance, expenditure or advance by the Trustee shall be deemed to relieve the Company of any default or of its continuing obligations hereunder.

D.35             Rescission Right

                 The Company covenants with the Trustee to provide a right of rescission to each Special Warrantholder as hereinafter set forth, which right shall be exercisable either by the Trustee on behalf of a Special Warrantholder or by a Special Warrantholder directly:

                 In the event that any holder of Special Warrants who acquires Warrants upon the exercise or deemed exercise of his Special Warrants is or becomes entitled under applicable securities legislation to the remedy of rescission by reason of the Final Prospectus or any amendment thereto containing a misrepresentation, such holder shall be entitled to rescission not only of such holder's exercise of such Special Warrants but also of the purchase of such Special Warrants hereunder, and shall be entitled in connection with such rescission to a full refund of the Special Warrant Consideration. In the event such holder is a permitted assignee of the interest of the original purchaser of such Special Warrants, such permitted assignee shall be entitled to exercise the rights of rescission and refund granted hereunder as if such permitted assignee were such original purchaser. The foregoing is in addition to any other right or remedy available to a holder of the Special Warrants under section 114 of the Securities Act (British Columbia), section 130 of the Securities Act (Ontario) or a corresponding provision of other securities legislation or otherwise at law.


                                  ARTICLE SIX

                                  Enforcement

D.36             Suits by Special Warrantholders

         .1      All or any of the rights conferred upon the Special
Warrantholder by any of the terms of the Special Warrants or of this Indenture, or both of them, may be enforced by the Special Warrantholder by appropriate legal proceedings, but without prejudice to the right which is hereby conferred upon the Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Special Warrantholder.

D.37             Immunity of Shareholders

                 The Trustee, and by its acceptance of the Special Warrant Certificates and as part of the consideration for the issue of the Special Warrants, the Special Warrantholder, hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future shareholder, director or officer of the Company or of any of the subsidiaries of the Company, or any subsidiary of the Company, in their capacity as such, for the issue of Warrants pursuant to any Special Warrants or on any covenant, agreement, representation or warranty by the Company contained herein or in the Special Warrant Certificates.

D.38             Limitation of Liability

                 The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors, shareholders, officers, employees or agents of the Company or any of the subsidiaries of the Company, or any subsidiary of the Company, but only the property of the Company (or any successor corporation) shall be bound in respect hereof.


                                 ARTICLE SEVEN

                      Powers of the Special Warrantholder

D.39             Powers Exercisable by the Special Warrantholder

                 In addition to all other powers conferred upon it by any other provisions of this Indenture or by law, the Special Warrantholder shall have the following powers exercisable from time to time by notice to the Trustee and the Company:

         (a) power to agree to or sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Special Warrantholder and/or the Trustee in its capacity as trustee hereunder or on behalf of the Special Warrantholder against the Company, whether those rights arise under this Indenture or otherwise, which shall be agreed to by the Company, and to authorize the Trustee to concur in and execute any indenture supplement;

         (b) power to direct or authorize the Trustee to enforce any of the obligations on the part of the Company contained in this Indenture or the Special Warrants or to enforce any of the rights of the Special Warrantholder in any manner specified in the notice or to refrain from enforcing any such covenant or right;

         (c) power to waive and direct the Trustee to waive any default on the part of the Company in complying with any provisions of this Indenture or the Special

                 Warrants, either unconditionally or upon any conditions specified in the notice;

         (d) power from time to time and at any time, with the consent of the Company, not to be unreasonably withheld, to remove the Trustee and appoint a successor trustee; and

         (e) power to assent to any compromise or arrangement with any creditor or any class of creditors, whether secured or otherwise, and with holders of any Shares or other securities of the Company.

D.40             Powers Cumulative

                 It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Special Warrantholder may be exercised from time to time and the exercise of any one or more of the powers or any combination of the powers from time to time shall not prevent the Special Warrantholder from exercising that power or those powers or combination of powers then or any other power or powers or combination of powers thereafter from time to time.

D.41             Record of Notices

                 A record of all notices delivered by the Special Warrantholder in connection with any exercise of the powers set forth in section 7.1 shall be made and duly entered in books from time to time to be provided for that purpose by the Trustee at the expense of the Company, and such record shall be prima facie evidence of the matters therein stated.

D.42             Binding Effect of Notices upon Trustee

                 The Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every notice delivered by the Special Warrantholder in connection with any exercise of the powers set forth in Section 7.1.


                                 ARTICLE EIGHT

                Supplemental Indentures and Successor Companies

D.43             Provision for Supplemental
                 Indentures for Certain Purposes

                 From time to time the Company and the Trustee may, subject to the provisions hereof, and they shall, when so directed hereby, execute and deliver by their proper officers or directors, as the case may be, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

         (a) adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable, provided that the same are not in the opinion of the Trustee prejudicial to the interests of the Special Warrantholder;

         (b)     giving effect to any notice delivered pursuant to section 7.1;

         (c) adding to, deleting or altering the provisions hereof in respect of the transfer of Special Warrants, the exchange of Special Warrants and the making of any modification in the form of a Special Warrant Certificate which additions, deletions or alterations, in the opinion of the Trustee, do not affect the substance thereof;

         (d) making any additions to, deletions from or alterations of the provisions of this Indenture which, in the opinion of the Trustee, do not materially and adversely affect the interests of the Special Warrantholder and are necessary or advisable in order to incorporate, reflect or comply with any Applicable Legislation;

         (e) making provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Shares issuable under the Warrants on a stock exchange, bourse or over-the-counter market, provided that the provisions are not, in the opinion of the Trustee, prejudicial to the interests of the Special Warrantholder;

         (f) modifying any of the provisions of this Indenture or relieving the Company from any of the obligations, conditions or restrictions herein contained, provided that no such modification or relief shall be or become operative or effective if in the opinion of the Trustee the modification or relief impairs any of the rights of the Special Warrantholder provided hereunder, or of the Trustee, and provided that the Trustee may in its uncontrolled discretion decline to enter into any supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative;

         (g) evidencing any succession, or successive successions, of other bodies corporate to the Company and the assumption by any successor of the obligations of the Company herein and in the Special Warrant Certificates as provided hereafter in this Article Eight; and

         (h) for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the Trustee, the rights of the Trustee and the Special Warrantholder provided hereunder, are in no way prejudiced thereby.

D.44             Successor Companies

                 In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation ("successor corporation"), the successor corporation resulting from the consolidation, amalgamation, arrangement, merger or transfer (if not the Company) shall be bound by the provisions hereof and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this Indenture to be performed by the Company and, if requested by the Trustee, the successor corporation shall by supplemental indenture satisfactory in form to the Trustee and executed and delivered to the Trustee, expressly assume those obligations.

                                  ARTICLE NINE

                             Concerning the Trustee

D.45             Trust Indenture Legislation

         .1      If and to the extent that any provision of this Indenture
limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, the mandatory requirement shall prevail.

         .2      The Company and the Trustee agree that each will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of Applicable Legislation.

D.46             Rights and Duties of Trustee

         .1      In the exercise of the rights, duties and obligations
prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Special Warrantholder and shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

         .2      No provision of this Indenture will be construed to relieve the Trustee from liability for its own negligent act, negligent failure to act, wilful misconduct or bad faith.

         .3      The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Special Warrantholder or obligations of the Company hereunder shall be conditional upon either the Special Warrantholder or the Company furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue the act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

         .4      The Trustee may, before commencing any such act, action or proceeding, or at any time during the continuance thereof require the Special Warrantholder to deposit with the Trustee the Special Warrant Certificates held by it, for which Special Warrant Certificates the Trustee shall issue receipts.

         .5      Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation, and of this section
9.2 and section 9.3.

D.47             Evidence, Experts and Advisers

         .1 In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Company shall furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Trustee may reasonably require by written notice to the Company.

         .2      In the exercise of its rights and duties hereunder the Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, certificates or other evidence furnished to the Trustee pursuant to any provision hereof or of Applicable Legislation or pursuant to a request of the Trustee, provided that the evidence complies with Applicable Legislation and that the Trustee examines such evidence and determines that the evidence complies with the applicable requirements of this Indenture.

         .3      Whenever Applicable Legislation requires that evidence
referred to in subsection 9.3(1) be in the form of a statutory declaration, the Trustee may accept the statutory declaration in lieu of a certificate of the Company required by any provision hereof. Any such statutory declaration may be made by one or more of the officers of the Company.

         .4      Proof of the execution of an instrument in writing by the
Special Warrantholder may be made by the certificate of a notary public, or other person with similar powers, that the person signing the instrument acknowledged to him the execution thereof, or by an affidavit of a witness to the execution or in any other manner that the Trustee may consider adequate.

         .5      The Trustee may employ or retain such counsel, accountants, engineers, appraisers, or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct on the part of any of them.

         .6      The Trustee may as a condition precedent to any action to be taken by it under this Indenture require such opinions, statutory declarations, reports, certificates or other evidence as it, acting reasonably, considers necessary or advisable in the circumstances.

D.48             Securities, Documents and Monies Held by Trustee

                 Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any of the Canadian Imperial Bank of Commerce, Bank of Montreal, Bank of Nova Scotia, The Toronto-Dominion Bank, the Royal Bank of Canada and the Hongkong Bank of Canada or deposited for safekeeping with any of those Canadian chartered banks. Unless herein otherwise expressly provided, any money so held pending the application or withdrawal thereof under any provision of this Indenture shall be deposited in the name of the Trustee in any of the foregoing Canadian chartered banks at the rate of interest, if any, then current on similar deposits.

D.49             Action by Trustee to Protect Interests

                 The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Special
Warrantholders.

D.50             Trustee not Required to Give Security

                 The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises contained herein.

D.51             Protection of Trustee

                 By way of supplement to the provisions of any law from time to time applicable to trustees, it is expressly declared and agreed as follows:

         .1      The Trustee shall not be liable for or by reason of any
representations, statements of fact or recitals in this Indenture or in the Special Warrant Certificates (except the representation contained in section
9.9 or by virtue of the certification by the

Trustee of the Special Warrant Certificates) or required to verify the same, but all those statements or recitals are and shall be deemed to be made by the Company.

         .2      Nothing herein contained shall impose any obligation on the
Trustee to see to or to require evidence of the registration (or filing or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto.

         .3      The Trustee shall not be bound to give notice to any person or persons of the execution hereof.

         .4      The Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the covenants or warranties herein contained or of any acts of any director, officer, employee or agent of the Company.

         .5      The Trustee shall not be bound to give any notice or to do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof nor shall the Trustee be required to take notice of any default of the Company hereunder unless and until notified in writing of the default (which notice must specify the nature of the default) and, in the absence of that notice, the Trustee may for all purposes hereunder conclusively assume that no default by the Company hereunder has occurred. The giving of any notice shall in no way limit the discretion of the Trustee hereunder as to whether any action is required to be taken in respect of any default hereunder.

         .6      The Trustee shall not be accountable with respect to the
validity or value (or the kind or amount) of any Warrants or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Special Warrant.

         .7      The Trustee is not responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Warrants or certificates for the same upon the surrender or deemed surrender of any Special Warrant Certificates for the purpose of the exercise of the Special Warrants represented by such Special Warrant Certificates.

D.52             Replacement of Trustee

         .1      The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder, except as provided in this Article Ten, by giving to the Company and the Special Warrantholders not less than 90 days' notice in writing or, if a new Trustee has been appointed such shorter notice as the Company may accept as sufficient. The Special Warrantholder by notice delivered pursuant to section 7.1 shall have power at any time, with the consent of the Company, not to be unreasonably withheld, to remove the Trustee and to appoint a new Trustee. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Special Warrantholder; failing that appointment by the Company, the retiring Trustee or the Special Warrantholder may apply to the Supreme Court of British Columbia, on such notice as the Court may direct, for the appointment of a new Trustee; but any new Trustee so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Special Warrantholder and the Company. Any new Trustee appointed under any provision of this section 9.8 shall be a corporation authorized to carry on the business of a trust company in the Provinces of British Columbia and Ontario and, if required by the Applicable Legislation of any other Province, in that other Province. On any appointment, the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Company, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring such powers, rights, duties and responsibilities of the new Trustee.

         .2      Upon the appointment of a new Trustee, the Company shall
promptly give notice thereof to the Special Warrantholder.

         .3      Any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation succeeding to the trust business of the Trustee, shall be the successor to the Trustee hereunder without any further act on its part or any of the parties hereto provided that the corporation would be eligible for appointment as a new Trustee under subsection 9.8(1).

         .4      Any Special Warrant Certificates certified but not delivered by a predecessor Trustee may be certified by the new or successor Trustee in the name of the predecessor or new or successor Trustee.

D.53             Conflict of Interest

         .1      The Trustee represents to the Company that at the time of the execution and delivery hereof no material conflict of interest exists between the Trustee's role as a fiduciary hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has a material conflict of interest, either eliminate the same or assign its trust hereunder to a successor Trustee approved by the Company and meeting the requirements set forth in subsection 9.8(1). Notwithstanding the foregoing provisions of this subsection 9.9(1), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Special Warrant Certificate shall not be affected in any manner whatsoever by reason thereof.

         .2      Subject to subsection 9.9(1), the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Company may act as registrar and transfer agent for the Shares and trustee for the Warrants under the Warrant Indenture and generally may contract and enter into financial transactions with the Company or any subsidiary of the Company, all without being liable to account for any profit made thereby.

D.54             Acceptance of Trust

                 The Trustee hereby accepts the trusts in this Indenture declared and provided for, agrees to perform the same upon the terms and conditions herein set forth and agrees to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Special Warrants from time to time issued pursuant to this Indenture.

D.55                      Trustee not to be Appointed Receiver

                 The Trustee and any person related to the Trustee shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Company.

D.56                      Indemnity

                 Without limiting any protection or indemnity of the Trustee under any other provision hereof, or otherwise at law, the Company hereby agrees to indemnify and hold harmless the Trustee from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Trustee in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the negligence, wilful misconduct or bad faith of the Trustee or persons for whom the Trustee is responsible. This provision shall survive the resignation or removal of the Trustee, or the termination of the Indenture.


                                  ARTICLE TEN

                                    General

D.57             Notice to Company and Trustee

         (1) Unless herein otherwise expressly provided, any notice to be given hereunder to the Company or the Trustee shall be given in writing and shall be deemed to be validly given if delivered or if sent by registered letter, postage prepaid or if transmitted by facsimile:

         (a)     If to the Company:

                          Granges Inc.
                          Suite 3000
                          370 Seventeenth Street
                          Denver, Colorado
                          U.S.A.  80202

                          Attention: Mr. Michael B. Richings
                                     President and Chief Executive Officer

                          Facsimile No.:   (303) 629-2499

                          and to:

                          Ladner Downs
                          Barristers & Solicitors
                          1200 Waterfront Centre
                          200 Burrard Street
                          P.O. Box 48600
                          Vancouver, British Columbia
                          Canada V7X 1T2

                          Attention: Mr. William F. Sirett
                          Facsimile No.:  (604) 687-1415

                 (b)      If to the Trustee:

                          Montreal Trust Company of Canada
                          Montreal Trust Centre
                          510 Burrard Street
                          Vancouver, British Columbia
                          V6C 3B9

                          Attention: Manager, Corporate Trust Department Facsimile No.: (604) 685-4079

and any notice given in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if mailed, on the fifth business day following the day of the mailing of the notice or, if transmitted by facsimile, on the day following the transmission.

         .2      The Company or the Trustee, as the case may be, may from time to time notify the other in the manner provided in subsection 10.1(1) of a change of address which, from the effective date of the notice and until changed by like notice, shall be the address of the Company or the Trustee, as the case may be, for all purposes of this Indenture.

         .3      If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Trustee or to the Company hereunder could reasonably be considered unlikely to reach or to be delayed in reaching its destination, the notice shall be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to that party at the appropriate address provided in subsection 10.1(1) by cable, telegram, telex, facsimile or other means of prepaid, transmitted, or written communication and any notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery to the officer or if delivered by cable, telegram, telex, facsimile or other means of prepaid, transmitted, recorded communication, on the first business day following the date of the sending of the notice by the person giving the notice.

D.58             Notice to Special Warrantholder

         .1      Unless herein otherwise expressly provided, any notice to be given hereunder to Special Warrantholder shall be given in writing and shall be deemed to be validly given if delivered or if sent by registered letter, postage prepaid or if transmitted by facsimile to:

                 L.B. Mining Co.
                 1401 Shoreline Drive
                 P.O. Box 2797
                 Boise, Idaho
                 U.S.A.  83701

                 Attention:  Larry B. Barnes
                 Facsimile No.:  (208) 345-7028

                 and to:

                 Morrison & Foerster
                 370 17th Street, Suite 5200
                 Denver, Colorado
                 U.S.A.  80202-5638

                 Attention:  Randall E. Hubbard
                 Facsimile No.:  (303) 592-1510

and any notice given in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if mailed, on the fifth business day following the date of mailing of the notice or, if transmitted by facsimile, on the day following the transmission.

         .2      If the address and facsimile number of the Special
Warrantholder appearing on the register maintained by the Trustee is changed, the Trustee shall notify the Company of such change of address, which, from the effective date of such notice and until changed by like notice, shall be the address to which any notice to be given to the Special Warrantholder shall be delivered for all purposes of this Indenture.

         .3      If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Special Warrantholder hereunder could reasonably be considered unlikely to reach or to be delayed in reaching its destination, the notice shall be valid and effective only if it is delivered to an officer of the Special Warrantholder or if it is delivered to the Special Warrantholder at the appropriate address provided in subsection 10.2(1) by cable, telegram, telex, facsimile or other means of prepaid, transmitted or written communication and any notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery to the officer or if delivered by cable, telegram, telex, facsimile or other means of prepaid, transmitted, recorded communication, on the first business day following the date of the sending of the notice by the person giving the notice.

D.59             Satisfaction and Discharge of Indenture

                 Upon the date by which certificates representing Warrants shall have been delivered to the Special Warrantholder to the full extent of the rights attached to all Special Warrants theretofore certified hereunder and the monies to be paid hereunder, if any, have been paid, this Indenture shall cease to be of further effect and the Trustee, on demand of and at the cost and expense of the Company and upon delivery to the Trustee of a certificate of the Company stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and upon payment to the Trustee of the fees and other remuneration payable to the Trustee, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

D.60             Sole Benefit of Parties and Special Warrantholders

                 Nothing in this Indenture or in the Special Warrant Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the Special Warrantholder any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Special Warrantholder.

D.61             Discretion of Directors

                 Any matter provided herein to be determined by the directors will be determined acting reasonably in their sole discretion, and a determination so made will be conclusive.

D.62             Counterparts and Formal Date

                 This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and the counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date as of June 7, 1996.

                 IN WITNESS WHEREOF the parties hereto have executed these presents under the hands of their proper officers in that behalf.


                                              GRANGES INC.


(C/S)                                      By:
                                               -------------------------------


                                              By:
                                                  ------------------------------


                                              MONTREAL TRUST COMPANY OF CANADA


(C/S)                                      By:
                                               -------------------------------


                                              By:
                                                  ------------------------------

                                  SCHEDULE "A"

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED.

                           SPECIAL WARRANT TO ACQUIRE
                           A WARRANTS AND B WARRANTS
                                OF GRANGES INC.

               (incorporated under the laws of British Columbia)


Special Warrant Certificate               Certificate for 2,047,938
No. SWLB-00001                            Special Warrants, each
                                          entitling the holder to
                                          acquire one A Warrant and
                                          1.2349792 B Warrants of
                                          Granges Inc.


                 THIS IS TO CERTIFY THAT, for value received,

                               L.B. Mining Co.
                             1401 Shoreline Drive
                                P.O. Box 2797
                                 Boise, Idaho
                                U.S.A.  83701

-------------------------------------------------------------------------------

(herein called the "holder") is the registered holder of the number of Special Warrants of Granges Inc. (the "Company") set forth above, and is entitled to receive on the exercise or deemed exercise of these Special Warrants in the manner herein provided and without further payment therefor, subject as hereinafter provided and as more specifically set forth in the Special Warrant Indenture (defined below):

         63 one non-transferable class "A" common share purchase warrant (an "A Warrant"), each A Warrant entitling the holder thereof to receive one fully paid and non-assessable common share without par value in the capital of the Company (a "Share") for no additional consideration in accordance with the Warrant Indenture; and

         64 1.2349792 non-transferable class "B" common share purchase warrants ("B Warrants"), each B Warrant entitling the holder thereof to acquire one Share for no additional consideration in accordance with the Warrant Indenture;

for each of the Special Warrants evidenced by this certificate.

                 Each A Warrant and B Warrant (collectively hereinafter referred to as "Warrants") will be issued under the warrant indenture (the "Warrant Indenture") dated as of June 7, 1996 between the Company and the Montreal Trust Company of Canada (the "Trustee").

                 The Special Warrants represented by this Special Warrant Certificate are issued under and pursuant to a special warrant indenture (herein called the "Special Warrant Indenture") made as of June 7, 1996 between the Company and the Trustee to which Special Warrant Indenture and any instruments supplemental thereto reference is hereby made for a full description of the rights of the holders of the Special Warrants and the terms and conditions upon which Special Warrants are, or are to be, issued, held, exchanged and surrendered, all to the same effect as if the provisions of the Special Warrant Indenture and all instruments supplemental thereto were herein set forth, and to all of which provisions the holder of this Special Warrant Certificate by acceptance hereof assents. Capitalized terms used in this Special Warrant Certificate and not otherwise defined shall have the meanings ascribed to them in the Special Warrant Indenture.

                 The Company will furnish to the holder, on request and without charge, a copy of the Special Warrant Indenture.

                 The Exercise Period shall be the period commencing on the date of issuance of the Special Warrants and ending at 4:30 p.m. (local time) on the earlier of the fifth business day after:

         (a)     the Final Receipt Date; and

         (b) June 7, 1997 or such later date as the Company and the Special Warrantholder may agree.

                 As set forth in the Special Warrant Indenture, the term "Final Receipt Date" means, in effect, the date on which a receipt is issued for the Final Prospectus relating to the distribution of the Warrants to be acquired upon exercise of the Special Warrants by the last of the Securities Commissions to do so under the applicable Securities Laws of the Provinces.

                 As provided in the Special Warrant Indenture, if the Final Receipt Date occurs before the end of the Exercise Period, the Trustee will give notice to the Special Warrantholder specifying the Exercise Period. If the Special Warrants are not exercised before the end of the Exercise Period, the Special Warrants will be deemed to be exercised on the expiry of the Exercise Period.

                 The Special Warrants represented by this Special Warrant Certificate may be exercised by the holder during the Exercise Period by:

         (a)     duly completing and executing the attached Exercise Form; and

         (b) surrendering this Special Warrant Certificate to the Trustee at the principal transfer office of the Trustee in the city of Vancouver, British Columbia.

                 The Special Warrants shall be effectively surrendered (unless deemed to be surrendered) only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Trustee at the office referred to above.

                 Upon surrender of the Special Warrants, the person or persons in whose name or names the Warrants issuable upon exercise of the Special Warrants are issued shall be deemed for all purposes (except as provided in the Special Warrant Indenture) to be the holder or holders of record of such Warrants. The Company has covenanted that it will deliver (subject to the provisions of the Special Warrant Indenture) to the Trustee as agent for such person or persons, certificates representing such Warrants and the Trustee has covenanted that it will cause such certificates to be mailed by registered mail to such person or persons at the address or addresses specified in the register for the Special Warrants.

                 The holder of this Special Warrant Certificate may, upon surrender hereof to the Trustee at its principal transfer office in the city of Vancouver, subject to the provisions of the Special Warrant Indenture and in compliance with the reasonable requirements of the Trustee, exchange one or more Special Warrant Certificates for one or more Special Warrant Certificates of different denomination evidencing Special Warrants entitling the holder to receive in the aggregate the same number of Warrants as may be acquired pursuant to the Special Warrant Certificate being exchanged.

                 The holding of the Special Warrants evidenced by this Special Warrant Certificate shall not constitute the holder hereof a shareholder of the Company or entitle the holder to any right or interest in respect thereof except as herein and in the Special Warrant Indenture expressly provided.

                 The Special Warrants represented by this Special Warrant Certificate, the Warrants to be issued upon exercise thereof, and the Shares to be issued upon exercise of the Warrants, have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or any applicable State securities laws of the United States. Subject to certain exceptions Special Warrants, and the Warrants to be issued upon exercise of the Special Warrants, may not be exercised by U.S. Persons or persons within the United States unless such securities and Shares issuable upon exercise thereof are registered under the U.S. Securities Act and the securities laws of all applicable States of the United States or an exemption from such registration requirements is available. Terms used in this paragraph have the meanings given to them in Regulation S under the U.S. Securities Act.

                 This Special Warrant Certificate shall not be valid for any purpose whatsoever unless and until it has been certified by or on behalf of the Trustee under the Special Warrant Indenture.

                 Time shall be of the essence hereof.

                 IN WITNESS WHEREOF Granges Inc. has caused this Special Warrant Certificate to be duly executed as of the 7th day of June, 1996.


                                GRANGES INC.

                                By:
                                    ------------------------------------
                                        Authorized Signatory



                                By:
                                    ------------------------------------
                                        Authorized Signatory


Countersigned and Registered by:

MONTREAL TRUST COMPANY OF CANADA,
Vancouver


By:
   ------------------------------
    Authorized Signatory



                                     LEGEND

                 THE SECURITY REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL THE EXPIRY OF THE HOLD PERIOD EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND THE RULES MADE THEREUNDER. THE HOLD PERIOD EXPIRES ON JUNE 7, 1997.

                                 EXERCISE FORM


TO:              c/o      Montreal Trust Company of Canada
                 Montreal Trust Centre
                 510 Burrard Street
                 Vancouver, British Columbia
                 V6C 3B9

                 Attention: Stock Transfer
                                  Department

                 The undersigned holder of the within Special Warrants hereby exercises _____________ of the Special Warrants represented hereby and the right provided for in such exercised Special Warrants to receive the class "A" common share purchase warrants and class "B" common share purchase warrants of Granges Inc. issuable pursuant to such Special Warrants.

                 The undersigned hereby irrevocably directs that the said class "A" and class "B" common share purchase warrants be issued and delivered to the undersigned as follows:

-------------------------------------------------------------------------------
Number(s) of class "B" common           Number(s) of class "B" common
share purchase warrants                 share purchase warrants
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                           ------------------------------------
                                           Signature of Registered Holder


                                           ------------------------------------
                                           Name of Registered Holder

                                           ------------------------------------


                                           ------------------------------------
                                           Address of Registered Holder


[ ] Please check box if these certificates are to be delivered to the office where this Special Warrant Certificate is surrendered, failing which the certificates will be mailed to the address shown on the register.

                                  SCHEDULE "B"

                               WARRANT INDENTURE

                           [See Document No. 357605]